Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal Third Quarter 2024 Financial Results and Provides Business Update

Granted FDA approval of LYMPHIR™ in treatment of cutaneous T-cell lymphoma

Completed merger of oncology subsidiary with TenX Keane; Citius Oncology expected to begin trading on Nasdaq on August 13, 2024 under ticker CTOR

Achieved primary and secondary endpoints of Mino-Lok® Phase 3 Trial

CRANFORD, N.J., August 12, 2024 -- Citius Pharmaceuticals, Inc. (“Citius Pharma” or the “Company”) (Nasdaq: CTXR), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products today reported business and financial results for the fiscal third quarter 2024 ended June 30, 2024.

Third Quarter 2024 Business Highlights and Subsequent Developments

-	Announced FDA Approval of LYMPHIR™ (denileukin diftitox-cxdl), an immunotherapy for the treatment of cutaneous T-cell lymphoma (CTCL);

-	Completed the merger of our wholly owned subsidiary with TenX Keane to form publicly listed Citius Oncology, Inc. on August 12, 2024; trading of Citius Oncology, Inc. (Nasdaq: CTOR) stock expected to begin on August 13, 2024;

-	Achieved primary and secondary endpoints in Phase 3 Pivotal Trial of Mino-Lok®, designed to salvage central venous catheters in patients with catheter-related bloodstream infections;

-	Onboarded National Sales Director to recruit and lead the sales organization in preparation for the anticipated launch of LYMPHIR;

-	Continued engagement with the FDA following end of Phase 2b meeting to determine next steps in the development of Halo-Lido for the treatment of hemorrhoids; and,

-	Completed $15 million registered direct offering in April 2024, extending the Company’s cash runway.

Financial Highlights

-	Cash and cash equivalents of $17.9 million as of June 30, 2024;

-	$15 million in gross proceeds from a registered direct offering on April 30, 2024, extends the Company’s cash runway through December 2024;

-	R&D expenses were $2.8 million and $9.0 million for the three and nine months ended June 30, 2024, respectively, compared to $3.8 million and $11.9 million for the three and nine months ended June 30, 2023, respectively;

-	G&A expenses were $4.8 million and $12.8 million for the three and nine months ended June 30, 2024, respectively, compared to $3.7 million and $11.1 million for the three and nine months ended June 30, 2023, respectively;

-	Stock-based compensation expense was $3.1 million and $9.2 million for the three and nine months ended June 30, 2024, respectively, compared to $1.2 million and $3.5 million for the three and nine months ended June 30, 2023, respectively; and,

-	Net loss was $10.6 million and $28.7 million, or ($0.06) and ($0.17) per share for the three and nine months ended June 30, 2024, respectively, compared to a net loss of $8.5 million and $22.6 million, or ($0.06) and ($0.15) per share for the three and nine months ended June 30, 2023, respectively.

“We continued to achieve multiple value-driving milestones during and since the end of the quarter. Last week, LYMPHIR was approved by the FDA for the treatment of a rare and incurable cancer. This the first FDA-approved product in our portfolio and paves the way for Citius Oncology to transition from a development stage company to a commercial biopharmaceutical organization,” stated Leonard Mazur, CEO of Citius Pharma and Citius Oncology.

“The completion of our Phase 3 Pivotal Trial for Mino-Lok, followed by highly statistically significant topline results that met primary and secondary endpoints, further underscores our commitment to developing life-saving treatments. Operationally, we secured $15 million in additional funding to extend our runway, continued expanding our organizational resources to support the planned launch of LYMPHIR, and completed the spin-off of this asset into our majority-owned standalone, publicly traded oncology company. This should provide us with access to a broader investment community and enable both companies to begin to focus on their respective development and commercialization paths. In addition to the spin-off, Citius is evaluating opportunities to optimize the Company’s capital allocation, current cash runway, future cash needs, and potential non-dilutive sources of capital. We believe Citius is poised for a transformative second half of 2024,” concluded Mazur.

THIRD QUARTER 2024 Financial Results:

Liquidity

As of June 30, 2024, the Company had $17.9 million in cash and cash equivalents.

As of June 30, 2024, the Company had 158,857,798 common shares outstanding.

Based on our cash and cash equivalents as of June 30, 2024, and after giving effect to a capital raising that closed on April 30, 2024, we expect to have sufficient funds to continue our operations through December 2024. We expect to identify additional sources of capital in the future to support our operations beyond December 2024.

Research and Development (R&D) Expenses

R&D expenses were $2.8 million for the quarter ended June 30, 2024, compared to $3.8 million for the quarter ended June 30, 2023. For the nine months ended June 30, 2024, R&D expenses were $9.0 million as compared to $11.9 million during the nine months ended June 30, 2023, a decrease of $2.9 million. The decrease primarily reflects incremental costs related to the completion of the Mino-Lok Phase 3 trial and remediation activities for the LYMPHIR BLA resubmission, offset by lower costs in the current period due to the completion of the Halo-Lido Phase 2b trial.

We expect that research and development expenses will stabilize at current levels in fiscal 2024 as we focus on the commercialization of LYMPHIR, prepare a submission to the FDA and schedule a Type B meeting for Mino-Lok, and analyze the data from our Phase 2b trial and begin planning our Phase 3 trial for Halo-Lido

General and Administrative (G&A) Expenses

G&A expenses were $4.8 million for the quarter ended June 30, 2024, compared to $3.7 million for the quarter ended June 30, 2023. The increase was primarily due to lower costs for pre-launch and market research activities associated with LYMPHIR during the period.

For the nine months ended June 30, 2024, G&A expenses were $12.8 million as compared to $11.1 million during the nine months ended June 30, 2023. The primary reason for the increase was higher costs for pre-launch and market research activities associated with LYMPHIR.

General and administrative expenses consist primarily of compensation costs, professional fees for legal, regulatory, accounting, and corporate development services, and investor relations expenses.

Stock-based Compensation Expense

For the quarter ended June 30, 2024, stock-based compensation expense was $3.1 million as compared to $1.2 million for the quarter ended June 30, 2023. For the nine months ended June 30, 2024, stock-based compensation expense was $9.2 million as compared to $3.5 million for the nine months ended June 30, 2023. The increase is primarily due to the Citius Oncology stock plan.

Net loss

Net loss was $10.6 million, or ($0.06) per share for the quarter ended June 30, 2024, compared to a net loss of $8.5 million, or ($0.06) per share for the quarter ended June 30, 2023. The $2.1 million increase in the net loss was primarily due to increases of $1.0 million in general and administrative expenses and $1.9 million in stock-based compensation expense, partially offset by the $1.0 million decrease in research and development expenses.

Net loss was $28.3 million, or ($0.17) per share for the nine months ended June 30, 2024, compared to a net loss of $22.6 million, or ($0.15) per share for the nine months ended June 30, 2023. The increase in the net loss was primarily due to the increase in stock-based compensation expense.

About Citius Pharmaceuticals, Inc.

Citius Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. In August 2024, the FDA approved LYMPHIR, a targeted immunotherapy for an initial indication in the treatment of cutaneous T-cell lymphoma. Citius Pharma’s late-stage pipeline also includes Mino-Lok®, an antibiotic lock solution to salvage catheters in patients with catheter-related bloodstream infections, and CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. A Pivotal Phase 3 Trial for Mino-Lok and a Phase 2b trial for Halo-Lido were completed in 2023. Mino-Lok met primary and secondary endpoints of its Phase 3 Trial. Citius is actively engaged with the FDA to outline next steps for both programs. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated, and that apply to Citius Pharma and Citius Oncology as our majority owned subsidiary, are: the anticipated benefits of the transaction between TenX Keane Acquisition and Citius Pharma to form Citius Oncology may not be realized fully, if at all, or may take longer to realize than expected; Citius Oncology’s ability to commercialize LYMPHIR; our need for substantial additional funds; risks relating to the results of research and development activities, including those from existing and new pipeline assets; uncertainties relating to preclinical and clinical testing; our ability to commercialize our other product candidates if approved by the FDA; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; the early stage of products under development; market and other conditions; our ability to attract, integrate, and retain key personnel; risks related to our growth strategy; our ongoing businesses which may be adversely affected and subject to certain risks and consequences as a result of the anticipated spinoff transaction; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our SEC filings. These risks may be further impacted by any future public health risks or geopolitical events. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on December 29, 2023, and updated by our subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Relations for Citius Pharmaceuticals:

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	September 30,
	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$17,911,192	$26,480,928
Prepaid expenses	10,094,597	7,889,506
Total Current Assets	28,005,789	34,370,434

Property and equipment, net	—	1,432
Operating lease right-of-use asset, net	299,932	454,426
Deposits	38,062	38,062
In-process research and development	59,400,000	59,400,000
Goodwill	9,346,796	9,346,796
Total Assets	$97,090,579	$103,611,150

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,663,336	$2,927,334
Accrued expenses	550,485	476,300
Accrued compensation	1,702,668	2,156,983
Operating lease liability	235,581	218,380
Total Current Liabilities	4,152,070	5,778,997

Deferred tax liability	6,569,800	6,137,800
Operating lease liability – noncurrent	84,430	262,865
Total Liabilities	10,806,300	12,179,662

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock – $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock – $0.001 par value; 400,000,000 shares authorized; 180,725,407 and 158,857,798 shares issued and outstanding at June 30, 2024 and September 30, 2023, respectively	180,725	158,858
Additional paid-in capital	276,083,228	252,903,629
Accumulated deficit	(190,580,054)	(162,231,379)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	85,683,899	90,831,108
Non-controlling interest	600,380	600,380
Total Equity	86,284,279	91,431,488
Total Liabilities and Equity	$97,090,579	$103,611,150

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2024 AND 2023

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Revenues	$—	$—	$—	$—

Operating Expenses
Research and development	2,763,865	3,764,675	8,991,673	11,937,045
General and administrative	4,808,551	3,733,326	12,755,190	11,129,463
Stock-based compensation – general and administrative	3,061,763	1,174,111	9,198,340	3,540,787
Total Operating Expenses	10,634,179	8,672,112	30,945,203	26,607,295

Operating Loss	(10,634,179)	(8,672,112)	(30,945,203)	(26,607,295)

Other Income
Interest income	204,843	336,780	640,686	854,604
Gain on sale of New Jersey net operating losses	—	—	2,387,842	3,585,689
Total Other Income	204,843	336,780	3,028,528	4,440,293

Loss before Income Taxes	(10,429,336)	(8,335,332)	(27,916,675)	(22,167,002)
Income tax expense	144,000	144,000	432,000	432,000

Net Loss	(10,573,336)	(8,479,332)	(28,348,675)	(22,599,002)
Deemed dividend on warrant extension	321,559	—	321,559	—

Net Loss Applicable to Common Stockholders	$(10,894,895)	$(8,479,332)	$(28,670,234)	$(22,599,002)

Net Loss Per Share - Basic and Diluted	$(0.06)	$(0.06)	$(0.17)	$(0.15)

Weighted Average Common Shares Outstanding
Basic and diluted	173,856,960	153,775,380	163,947,311	148,746,002

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JUNE 30, 2024 AND 2023

(Unaudited)

	2024	2023
Cash Flows From Operating Activities:
Net loss	$(28,348,675)	$(22,599,002)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	9,198,340	3,540,787
Issuance of common stock for services	284,175	102,000
Amortization of operating lease right-of-use asset	154,494	142,257
Depreciation	1,432	2,090
Deferred income tax expense	432,000	432,000
Changes in operating assets and liabilities:
Prepaid expenses	(2,205,091)	(4,979,740)
Accounts payable	(1,263,998)	1,914,289
Accrued expenses	74,185	(512,520)
Accrued compensation	(454,315)	(156,806)
Operating lease liability	(161,234)	(145,352)
Net Cash Used In Operating Activities	(22,288,687)	(22,259,997)

Cash Flows From Financing Activities:
Net proceeds from registered direct offering	13,718,951	13,798,870
Proceeds from common stock option exercise	—	31,267
Net Cash Provided By Financing Activities	13,718,951	13,830,137

Net Change in Cash and Cash Equivalents	(8,569,736)	(8,429,860)
Cash and Cash Equivalents - Beginning of Period	26,480,928	41,711,690
Cash and Cash Equivalents - End of Period	$17,911,192	$33,281,830